UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): March 1, 2005


                            HEALTHSOUTH Corporation
                            -----------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

            1-10315                                 63-0860407
            -------                                 ----------
    (Commission File Number)             (IRS Employer Identification No.)


               One HEALTHSOUTH Parkway, Birmingham, Alabama 35243
               --------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (205) 967-7116
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Senior Management Bonus Program

         On March 23, 2005, the Special Committee of the Board of Directors of HEALTHSOUTH Corporation (the "Company") approved, upon the recommendation of the Compensation Committee of the Board of Directors of the Company, payment of cash bonuses for the 2004 fiscal year to eligible participants under the Company's Senior Management Bonus Program (the "Senior Management Bonus Program"). The Senior Management Bonus Program is designed to reward senior management in an equitable manner based on a combination of corporate, divisional and individual goals.

         Under the Senior Management Bonus Program, bonus payments to eligible participants are based on achieving goals in two or three different areas, as applicable (1) corporate fiscal goals, (2) divisional or regional goals and (3) individual goals. For eligible participants in an operational position, the bonus payments are based on achieving all three goals. For eligible participants in a corporate position, the bonus payments are based on achieving the (1) corporate fiscal goals and (2) individual goals. Each of the categories are assigned a percentage of the total target bonus. The weightings among the areas vary according to the degree to which an eligible participant can influence the result.

         The corporate financial goal is dependent on the Company meeting a pre-determined "EBITDA" target for the Company as a whole that is determined at the beginning of each such fiscal year. The Company defines "EBITDA" as earnings from continuing operations before interest expense, income tax, depreciation, amortization and "Restructuring Charges". The Company classifies as "Restructuring Charges" any of the following costs incurred by the Company prior to June 2005: (1) professional fees associated with litigation, financial restructuring, government investigations, forensic accounting, creditor advisors, accounting reconstruction, audit and tax work associated with the restatement, and Sarbanes-Oxley implementation; (2) recruiting fees; (3) severance costs; (4) lease buy-outs; and (5) non-ordinary course charges incurred after March 19, 2003 and related to the our overall corporate restructuring. The divisional or regional goals are established in accordance with specific targets set for particular regions or divisions in which the eligible participant works. The individual goals are determined between the individual and their immediate supervisor.

         For the 2004 fiscal year, the Company approved awards under the Senior Management Bonus Program to eligible participants of approximately $6.1 million in the aggregate. The named executive officers of the Company received awards in the following amounts:

                         Name                                       Award
                         ----                                       -----

         Jay Grinney, Chief Executive Officer                      $500,000

         Michael Snow, Executive Vice President and Chief
         Operating Officer                                         $240,000

         John Workman, Executive Vice President and Chief
         Financial Officer                                         $196,175

         John Markus, Executive Vice President and Chief
         Compliance Officer                                        $152,460

         Gregory L. Doody, Executive Vice President and
         General Counsel                                           $147,000

         On March 23, 2005, the Special Committee also approved, upon the recommendation of the Compensation Committee, the goals and target awards under the Senior Management Bonus Program for fiscal year 2005. The named executive officers of the Company are eligible to receive awards under the Senior Management Bonus Program as set forth below depending on the attainment of the established goals for fiscal year 2005:


                                                                     Range of
                                                                   Target Award
                      Name                                (as a percent of Base Salary)
                      ----                                -----------------------------

    Jay Grinney, Chief Executive Officer                             0% - 90%

    Michael Snow, Executive Vice President and Chief
    Operating Officer                                                0% - 80%

    John Workman, Executive Vice President and Chief
    Financial Officer                                                0% - 70%

    John Markus, Executive Vice President and Chief
    Compliance Officer                                               0% - 60%

    Gregory L. Doody, Executive Vice President and
    General Counsel                                                  0% - 60%

         The Compensation Committee reviews the results of the Company and the performance of each participant in accordance with the terms of the Senior Management Bonus Program in order to determine the actual amount of the award to be paid, subject to the maximum award limits under the Senior Management Bonus Program. Participants must be employed by the Company at a time of payout in order to be eligible for their bonus payment.

Restricted Stock Award Grants
-----------------------------

         In recognition of the outstanding contributions to the Company of Joel
C. Gordon and Robert P. May (each, a "Director" and, collectively, the "Directors") for serving as (i) Interim Chairman of the Board of Directors from March 2003 through June 2004 and (ii) Interim Chairman of the Board of Directors from March 2003 through May 2004, respectively, the Special Committee of the Board of Directors of the Company approved, upon the recommendation of the Compensation Committee, a grant to each of the Directors of 26,270 shares of restricted stock of the Company having a value of $150,000 as of March 1, 2005, the effective date of the grant. Each of the restricted stock grants were made pursuant to a restricted stock agreement (each, a "Restricted Stock Agreement" and collecitvely, the "Restricted Stock Agreements") between the Company and the Director.

         Pursuant to the terms of the Restricted Stock Agreements, no shares of restricted stock may be sold, assigned, transferred or pledged until they become vested and the applicable holding period has expired. The period during which such restrictions are applicable is referred to as the "Restricted Period." Except as set forth below, if a Director ceases to be a director of the Company within the Restricted Period for any reason, the shares of restricted stock that have not become fully vested shall be forfeited and cancelled.

         The Restricted Stock Agreements provide that one-third of the shares of restricted stock vest and become nonforfeitable on March 1st of each year following the effective date of grant, subject to the Director's remaining in the continuous service as a director during such period. In addition, all of the shares of restricted stock immediately vest and become nonforfeitable in the event of (i) a Change in Control (as deinfed in the Restricted Stock Agreement) of the Company, or (ii) the Director's death, disability or mandatory retirement from service as a member of the Board pursuant to the Company's policies while in the continued service as a director of the Company. If a Director ceases to serve as a director by reason of director misconduct (as defined in the Restricted Stock Agreement) during the course of the Director's term, the Director's rights to any shares of restricted stock are forfeited as of such date.

         The restricted stock is also subject to a holding period during the course of the Director's term and for a period of twelve months thereafter. However, the holding period ceases automatically in the event (i) a Change in Control of the Company, or (ii) the Director's death, disability or mandatory retirement from service as a member of the Board pursuant to the Company's policies while in the continued service as a director of the Company.

         Upon the grant of the restricted stock, Directors have all of the rights of a stockholder with respect to the shares of restricted stock, including the right to vote such shares and receive any dividends that may be paid thereon.

         The foregoing description of the Restricted Stock Agreements is qualified in its entirety to the Restricted Stock Agreements, a form of which is attached hereto as Exhibit 10 and incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

         See Exhibit Index.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HEALTHSOUTH CORPORATION


                                    By:  /s/ Gregory L. Doody
                                       ---------------------------------------
                                       Name:  Gregory L. Doody
                                       Title: Executive Vice President,
                                              General Counsel and Secretary
Dated: April 11, 2005

                                 EXHIBIT INDEX

Exhibit No.                       Description
----------                        -----------


10 Form of Restricted Stock Agreement, between the Company and each of Joel C. Gordon and Robert P. May, dated as of March 1, 2005.